BofI Holding, Inc. Announces Acquisition of Trustee and Fiduciary Services Business from Epiq
BofI acquires Epiq Chapter 7 bankruptcy and fiduciary deposit business

SAN DIEGO, CA - (BUSINESS WIRE) - 4/4/18 - BofI Holding, Inc. (the “Company” or “BofI”) (NASDAQ: BOFI), parent of BofI Federal Bank (the “Bank”), announced today that a subsidiary of the Bank has acquired the bankruptcy trustee and fiduciary services business (the “Business”) of Epiq. From its primary Chapter 7 office in Kansas City, Kansas, the business provides specialized software and consulting services to Chapter 7 and non-7 trustees and fiduciaries in all 50 states.

“We are excited about the addition of the trustee and fiduciary services team from Epiq,” Greg Garrabrants, President and Chief Executive Officer of BofI stated. “With the acquisition of comprehensive software solutions and a dedicated service team, we look forward to serving Chapter 7 and non-7 trustees nationwide. This business generates fee income from bank partners and bankruptcy cases, as well as low-cost deposits. It adds a new specialty deposit vertical and further diversifies our funding over time.”

“We believe the combination of our former Chapter 7 business and BofI’s specialty deposit capabilities will create significant value and opportunities for the Chapter 7 trustees, non-7 trustees and employees alike,” said John Davenport, Jr., Chief Executive Officer, Epiq.

The Company expects the acquisition to be immediately accretive to earnings. The all-cash transaction was funded from existing capital at the Bank. For additional information regarding the transaction, please see the investor presentation posted on the Company’s holding company website, bofiholding.com.

About Epiq

Epiq, a global leader in the legal services industry, takes on large-scale, increasingly complex tasks for corporate counsel, law firms, and business professionals with efficiency, clarity, and confidence. Clients rely on Epiq to streamline the administration of business operations, class action and mass tort, court reporting, eDiscovery, regulatory, compliance, restructuring, and bankruptcy matters. Epiq subject-matter experts and technologies create efficiency through expertise and deliver confidence to high-performing clients around the world. Learn more at www.epiqglobal.com.

About BofI Holding, Inc.

BofI Holding, Inc. is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With approximately $8.9 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “BOFI” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, and the KBW Nasdaq Financial Technology Index. For more information on BofI Federal Bank, please visit bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements regarding the effects on the Company’s earnings from the transaction with Epiq, and the Company’s ability to scale the business efficiently and profitably and realize other anticipated benefits from the transaction. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofi.com